UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2016

Hardinge Inc.
(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive, Elmira, NY 14902
(Address of principal executive offices) (Zip Code)

(607) 734-2281
(Registrant's telephone number including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2016, John J. Perrotti resigned as a director of Hardinge Inc. (the “Company”), effective immediately. Mr. Perrotti’s resignation from the Company’s Board of Directors (the “Board”) was not the result of any disagreement with the Company or for any of the other reasons requiring further disclosure under Item 5.02(a) of Form 8-K. The Company thanks Mr. Perrotti for his many years of service to the Company.

A copy of the Company’s press release regarding the resignation of Mr. Perrotti from the Company’s Board is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hardinge Inc.
(Registrant)
Date	November 1, 2016
		By:	/s/ Douglas J. Malone
Douglas J. Malone Vice President and Chief Financial Officer